Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021

(781) 575-2000

(Name, address and telephone number of agent for service)

QORVO, INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	46-5288992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7628 Thorndike Road Greensboro, North Carolina	27409
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification Number
AMALFI SEMICONDUCTOR, INC. (1)	3674	Delaware	71-0934814
RFMD, LLC (1)	3674	North Carolina	56-2212186
QORVO CALIFORNIA, INC. (2)	3674	California	46-3270097
QORVO US, INC. (1)	3674	Delaware	95-3654013
QORVO TEXAS, LLC (3)	3674	Texas	75-2740940
QORVO OREGON, INC. (4)	3674	Oregon	93-1062846

(1)	The address of Amalfi Semiconductor, Inc., RFMD, LLC and Qorvo US, Inc. is 7628 Thorndike Road, Greensboro, NC 27409, and the telephone number for each is (336) 664-1233.
(2)	The address of Qorvo California, Inc. is 950 Lawrence Drive, Thousand Oaks, CA 91320, and its telephone number is (805) 480-5099.
(3)	The address of Qorvo Texas, LLC is 500 Renner Road, Richardson, TX 75080, and its telephone number is (972) 994-8200.
(4)	The address of Qorvo Oregon, Inc. is 63140 Britta Street, C-106, Bend, OR 97701, and its telephone number is (541) 382-6706.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.

No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5. Not applicable

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable

9. Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 5th day of September, 2023.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Susan B. Wright
Name: Susan B. Wright Title: Assistant Vice President

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated June 2, 2023.

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Computershare Trust Company, National Association,” Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 2, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

2023-00802-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated June 2, 2023.

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Computershare Trust Company, National Association,” Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 2, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

2023-00802-C

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Susan B. Wright
Title: Assistant Vice President

September 5, 2023

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business June 30, 2023.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,598
Interest-bearing balances	366,188
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	1,154
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	10,096
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,206
Other intangible assets	512,404
Other assets	148,132

Total assets	1,174,778

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	182,086

Total liabilities	182,086

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	164,968
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	992,692
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	992,692

Total liabilities and equity capital	1,174,778

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall

Assistant Controller